Exhibit 10.5

终止协议

Termination Agreement

本终止协议(下称“本协议”)由以下各方于2025年4月3日在中华人民共和国(下称“中国”)厦门签订：

This Termination Agreement (“this Agreement”) is executed by and among the Parties below as of April 3, 2025, in Xiamen, the People’s Republic of China (“China” or “PRC”):

(1)	合利恒文化有限公司，一家依据中国法律设立并存续的外商独资企业，注册地址为中国(福建)自由贸易试验区厦门片区象屿路93号厦门国际航运中心C栋4层431单元B之五 (“质权人”)。
Heliheng Culture Co., Ltd., a wholly foreign-owned enterprise organized and existing under the laws of the PRC, with its legal address at Room 5, 431B, Building C, Xiamen International Shipping Center, No.93 Xiangyu Road, China (Fujian) Pilot Free Trade Zone, Xiamen (“Pledgee”);

(2)	何俊龙，一位中国公民，其身份证号码：[*]；
Junlong He, a PRC citizen with Identification No.: [*];

(3)	厦门普普文化股份有限公司，一家依据中国法律设立并存续的公司，注册地址为厦门市湖里区穆厝路5号836单元(“目标公司”)。

Xiamen Pop Culture Co., Ltd., a company organized and existing under the laws of the PRC, with its legal address at Unit 836, No.5 Mucuo Road, Huli District, Xiamen (“Target Company”).

在本协议中，质权人、出质人和目标公司以下各称“一方”，合称“各方”。

In this Agreement, each of Pledgee, Pledgors and Target Company shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

鉴于：

Whereas,

各方于2021年2月19日签署了《股份质押协议》(以下简称“原协议”)。各方经友好协商，同意解除原协议。双方同意如下：

All Parties entered into the “Exclusive Option Agreement” (hereinafter referred to as the “Share Pledge Agreement”) on February 19, 2021.

1.	终止原协议：自本协议签署之日起，原协议即告终止，各方不再承担原协议项下的任何权利和义务。合利恒文化有限公司不再享有原协议项下的任何权利。
Termination of the Original Agreement: The Original Agreement shall be terminated as of the date of this Agreement, and all Parties shall no longer bear any rights and obligations under the Original Agreement. Heliheng Culture Co., Ltd. shall no longer have any rights under the Original Agreement.

2.	保密条款：各方应继续遵守原协议项下的保密条款，直至保密信息成为公开信息或法律允许的披露。
Confidentiality: All Parties shall continue to comply with the confidentiality provisions of the Original Agreement until the confidential information becomes public information or is allowed to be disclosed by law.

3.	相关手续办理：各方一致承诺应于本协议生效之日起15日内办理与解除股份质押相关的手续，在此期间内，合利恒文化有限公司承诺不行使质权。
The Parties unanimously agree to complete all formalities related to the release of the share pledge within 15 days after the effectiveness of this Agreement. During this period, Heliheng Culture Co., Ltd. commits not to exercise the pledge right.

4.	争议解决：本协议的解释、效力及争议解决适用中华人民共和国法律，双方应友好协商解决争议，协商不成，任何一方可向厦门仲裁委员会申请仲裁。
Dispute Resolution: The interpretation, validity, and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China. Both Parties shall resolve disputes through friendly consultations, and if consultations fail, either Party may apply for arbitration to the Xiamen Arbitration Commission.

5.	本协议以中文和英文书就，一式三份，各方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。本协议自各方签署之日起生效。
This Agreement is written in both Chinese and English language in three copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail. This Agreement shall become effective upon the signatures of all Parties.

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有鉴于此，双方已自行或使得其各自授权代表于文首所载日期签署本《终止协议》。

IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Termination Agreement as of the date first above written.

股份购买权人：合利恒文化有限公司(盖章)
Optionee: Heliheng Culture Co., Ltd. (Seal)

签署：
By：
职位：	法定代表人
Title:	Legal Representative

股东：何俊龙
Shareholder: Junlong He

签署：
By：	/s/ Junlong He

目标公司：厦门普普文化股份有限公司(盖章)
Target Company: Xiamen Pop Culture Co., Ltd. (Seal)

签署：
By：
职位：	法定代表人
Title:	Legal Representative

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